Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

IGI Laboratories, Inc.

105 Lincoln Avenue

Buena, New Jersey 08310

Ladies & Gentlemen:

The undersigned, Amzak Capital Management, LLC (the “Investor”), hereby confirms its agreement with you as follows:

I.

This Securities Purchase Agreement (the “Agreement”) is made as of December 20, 2012 by and between IGI Laboratories, Inc., a Delaware corporation (the “Company”), and the Investor.

II.

The Company has authorized the sale of up to 1,965,740 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, held in the Company’s treasury (the “Common Stock”) and a ten-year warrant to purchase up to 387,201 of the Company’s shares of Common Stock, at an exercise price of $0.01 per share (the “Warrants” and, collectively with the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) and the Shares, the “Securities”) in accordance with the terms and conditions set forth herein to the Investor in a private placement (the “Offering”).

For clarification purposes, the aggregate number of Warrants to be issued hereunder shall be computed as of the Closing Date of the Offering using the following formula:

Where:

X =

The number of Warrants to be issued; provided, however, that in no event X would exceed 387,201.

Y =

The average closing stock price of the Company’s shares of Common Stock over the 45 trading days prior to the Closing Date of the Offering as reported by the NYSE MKT.

III.

Pursuant to the Terms and Conditions for Purchase of the Securities attached hereto as Annex I and incorporated herein by reference as if fully set forth herein (the “Terms and Conditions”), the Company and the Investor agree that the Investor will purchase from the Company and the Company will sell to the Investor the Securities for an aggregate purchase price of $2,000,000 in cash.

Unless otherwise requested by the Investor, certificates representing the Shares and the Warrants purchased by the Investor will be registered in the Investor’s name and address as set forth below. The Investor hereby confirms, by signing in the space provided below, that the foregoing correctly sets forth the agreement between the Investor and the Company with respect to the purchase of the Securities in the Offering.

AGREED AND ACCEPTED:

IGI LABORATORIES, INC.	Investor: Amzak Capital Management, LLC

By: /s/ Jason Grenfell-Gardner Jason Grenfell-Gardner	By: /s/ Michael Kazma

Title: President & CEO	Print Name: Michael Kazma

Title: Director

Address: 1 North Federal Highway Ste. 400
Boca Raton, FL 33432

Tax ID No:

Contact Name: Michael Kazma/ Beatriz Beltranena

Telephone: 561-953-4164

Fax:________________________________

E-mail:*

Name in which shares should be registered

(if different):_______________________________

*By providing an e-mail address, the Investor hereby consents to electronic delivery of the documents and notices required to be delivered pursuant to this Agreement.

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF THE SECURITIES

1.

Authorization and Sale of the Securities. Subject to these Terms and Conditions, the Company has authorized the sale up to 1,965,740 of Shares of Common Stock and Warrants to purchase up to 387,201 shares of Common Stock of the Company.

2.

Agreement to Sell and Purchase the Securities; Subscription Date. At the Closing (as defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the Securities, as set forth in this Agreement to which these Terms and Conditions are attached, at the purchase price set forth thereon.

3.

The Closing.

3.1.

Closing. The completion of the purchase and sale of the Securities (the “Closing”) shall occur no later than December 28, 2012 (the “Closing Date”), at the offices of the Company’s counsel or at such other place as may be agreed upon by the Company and the Investor.

3.2.

The Closing Conditions.

(a)

The Company’s obligation to sell the Securities to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company:

(i)

prior receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Securities being purchased hereunder in the amount set forth in Article III of this Agreement;

(ii)

the execution by the Company of a term sheet to acquire an Abbreviated New Drug Application (“ANDA”) for econazole nitrate from Prasco, LLC; and

(iii)

approval of an application for the listing of additional shares with the NYSE MKT in connection with the consummation of the transactions contemplated hereby.

(iv)

the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing.

(b)

The Investor’s obligation to purchase the Securities shall be subject to the following conditions, any one or more of which may be waived by the Investor:

(i)

representations and warranties of the Company set forth herein being true and correct as of the Closing Date in all material respects;

(ii)

all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)

approval of an application for the listing of additional shares with the NYSE MKT in connection with the consummation of the transactions contemplated hereby;

(iv)

the delivery by the Company of a Common Stock Warrant Purchase in the form attached hereto as Exhibit A; and

(v)

the delivery by the Company of a Registration Rights Agreement in the form attached hereto as Exhibit B.

3.3.

Delivery of Securities. Within 5 days of Closing, one or more stock certificates representing the number of Shares set forth in Article III of this Agreement, each such certificate and document to be registered in the name of the Investor or, if so indicated on the signature page of the Securities, in the name of a nominee designated by the Investor.

4.

Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Investor, as follows:

4.1.

Due Authorization and Valid Issuance. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreement and under any of the Transaction Documents and the Agreement and the Transaction Documents have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Shares being purchased by the Investor under the Agreement will, upon issuance and payment therefor pursuant to the terms hereof, be duly authorized, validly issued, fully-paid and nonassessable, free and clear of any encumbrances. The Company has reserved from its duly authorized capital stock the number of Warrant Shares issuable pursuant to the Agreement. The Warrant Shares will, upon issuance and payment therefor pursuant to the terms of the Common Stock Purchase Warrant, be duly authorized, validly issued, fully-paid and nonassessable. There are no statutory or contractual preemptive rights or rights of refusal or similar rights with respect to the issuance of the Shares and the Warrants hereunder or the issuance of the Warrant Shares. For the purpose of this Agreement, the term “Transaction Documents” means this Agreement, the Common Stock Purchase Warrant, the Registration Rights Agreement and each of the other agreements and instruments to which the Company or the Investor is (or will be) a party or by which it is (or will be) bound in connection with the transactions contemplated hereby.

5.

Representations, Warranties and Covenants of the Investor.

5.1.

The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an “accredited investor” as defined in Regulation D under the Securities Act and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an investment decision to purchase the Securities; (ii) the Investor is acquiring the Securities as set forth in this Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of the Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities; (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; and (iv) the Investor has, in connection with its decision to purchase the Securities as set forth in this Agreement, relied only upon the documents filed by the Company under the Securities Exchange Act of 1934, as amended, since January 1, 2011 and has had the opportunity to consult with management regarding the disclosures in the foregoing documents prior to making its investment decision and the representations and warranties of the Company contained herein. The Investor understands that neither the Offering nor the acquisition of the Securities have been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor’s investment intent as expressed herein.

5.2.

The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Investor of the transactions contemplated by this Agreement and any of the Transaction Documents to be performed by the Investor have been duly authorized by all necessary corporate or similar action on the part of the Investor. This Agreement and any of the Transaction Documents have been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.

The Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement, including, without limitation any document filed under the Securities Act of 1933, as amended (“Securities Act”).

5.4.

The Investor is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of the Securities Act.

5.5

The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

5.6.

The Investor and its advisors, if any, have been furnished with all publicly available materials relating to the business, finances and operations of the Company and such other publicly available materials relating to the offer and sale of the. The Investor and its advisors, if any, acknowledge that they have had full access to all the information they consider necessary or appropriate to make an informed investment decision with respect to the transactions contemplated by this Agreement and the Transaction Documents, including the Company’s publicly available documents, which are available on the website of the Securities and Exchange Commission at www.sec.gov. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein. The Investor understands that its investment in the Securities involves a high degree of risk.

5.7.

The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Preferred Shares or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

6.

Transfer Restrictions.

6.1.

The Securities may only be disposed of in compliance with state and federal securities laws. The Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take pledge of) any of the Securities except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder. In connection with any transfer of the

Securities other than pursuant to an effective registration statement, to the Company, or to an affiliate of the Investor (who is an accredited investor and executes a customary representation letter), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Any such transferee that agrees in writing to be bound by the terms of this Agreement shall have the rights of the Investor under this Agreement. The Company shall reissue certificates evidencing the Securities upon surrender of certificates evidencing the Securities being transferred in accordance with this Section 6.1.

6.2.

The Investor agrees to the imprinting, so long as is required by this Section 6, of a legend on any of the Securities in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR DISPOSITION MAY BE AFFECTED WITHOUT REGISTRATION UNDER THE ACT.

7.

Securities Laws Disclosure; Publicity. The Company shall timely file a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby, and including the Transaction Documents as exhibits thereto, in accordance with the provisions of the Exchange Act.

8.

Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, by facsimile or e-mail, or (B) if delivered from outside the United States, by international express courier, facsimile or e-mail, and shall be deemed given (i) if delivered by first-class registered or certified mail, five business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile or e-mail, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

a.

if to the Company, to:

IGI Laboratories, Inc.

105 Lincoln Avenue

Buena, New Jersey 08310

Facsimile No.: (856) 697-1001
Attention: Chief Executive Officer

E-mail: jason@igilabs.com

b.

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, New York 10017
Telephone: (212) 935-3000
Facsimile: (212) 983-3115
Attention: Joel I. Papernik, Esq.
E-mail: jipapemik@mintz.com

c.

if to the Investor, at its mail or e-mail address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

9.

Use of Proceeds. The Company shall use the net proceeds from the Offering for product development, the acquisition of the ANDA for econazole nitrate from Prasco, LLC and general corporate purposes, including including general working capital purposes.

10.

Expenses. The Company shall reimburse the Investor for its expenses related to this Agreement and the transactions contemplated hereby in the aggregate cash amount of $10,000.

11.

Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

12.

Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement and do not affect its interpretation.

13.

Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

14.

Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law.

15.

Counterparts. This Agreement may be executed in two or more counterparts, including facsimile counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

16.

Confidential Information. The Investor represents to the Company that, at all times during the Company’s Offering of the Securities, the Investor has maintained in confidence all non-public information regarding the Company received by the Investor from the Company or its agents, including information about the Offering of the Securities and covenants that it will continue to maintain in confidence such information until such date that the transactions contemplated hereunder are publicly disclosed pursuant to this Agreement.